                                             Exhibit 99.1

                                             Exhibit to Annual Report
                                             on Form 10-K of
                                             Angelica Corporation



                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                           ---------------

                              Form 11-K

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1994
                               ------------------------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from --------------to---------------


     Commission file number   1-5674
                           ----------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                      THE ANGELICA CORPORATION
                       RETIREMENT SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                        ANGELICA CORPORATION
                      424 South Woods Mill Road
                 Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

     (a)  Financial Statements.                   Pages of this
          ---------------------                   -------------
                                                  Form 11-K
                                                  ---------
          Report of Independent Public Accountants     5

          Statement of Net Assets Available for        6-7
          Plan Benefits - December 31, 1994 and
          December 31, 1993

          Statement of Changes in Net Assets           8
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1994

          Notes to Financial Statements                9-11

          Schedule I                                   12

          Schedule II                                  13



     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

                   THE ANGELICA CORPORATION
                   RETIREMENT SAVINGS PLAN

                   FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1994 AND 1993
                   TOGETHER WITH AUDITORS' REPORT

                   THE ANGELICA CORPORATION
                   ------------------------

                   RETIREMENT SAVINGS PLAN
                   -----------------------


      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      -----------------------------------------------

                DECEMBER 31, 1994 AND 1993
                --------------------------


                   TABLE OF CONTENTS
                   -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1994 Statement of Net Assets Available for Plan Benefits--December 31, 1993 Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
  Purposes--December 31, 1994
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1994

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Retirement Savings Plan (the
Plan) as of December 31, 1994 and 1993, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the year ended
December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for purposes of complying with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.






St. Louis, Missouri,
  April 4, 1995

                      THE ANGELICA CORPORATION
                      ------------------------

                      RETIREMENT SAVINGS PLAN
                      -----------------------


      STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
      ---------------------------------------------------

                         DECEMBER 31, 1994
                         -----------------



                                                                                                Investment Funds
                                                                               -------------------------------------------------
                                                                                                                       Directed
                                                                                Company                  Interest      Purchase
                                                                                 Stock      Mutual        Income        of Life
                                                                     Total        Fund       Fund          Fund        Insurance
                                                                 ------------- ----------- ---------    ----------     ---------
                            ASSETS
                            ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                               $  1,279,922 $ 1,279,922 $      -      $      -        $  -
  American Balanced Fund                                               157,964        -        157,964          -           -
  Massachusetts Capital Development Fund                               385,485        -        385,485          -           -
  Washington Mutual Investors Fund                                   3,567,531        -      3,567,531          -           -
  General American Life Insurance Company Group
    Annuity Contract                                                 5,884,545        -           -        5,884,545        -
  Hartford Life Insurance Company Group
    Annuity Contract                                                 4,558,070        -           -        4,558,070        -
  LaSalle National Income Plus Fund                                  1,375,337        -           -        1,375,337        -
  Society National Bank MGD GIC Fund                                 6,016,199        -           -        6,016,199        -
  Loans to participants                                              1,238,295        -           -        1,238,295        -
  Boatmen's Employee Benefit Short-Term Fund                           199,094      27,843      24,573       144,583       2,095
                                                                  ------------ ----------- -----------  ------------     -------
                                                                    24,662,442   1,307,765   4,135,553    19,217,029       2,095
OTHER ASSETS:
  Cash on deposit with Trustee                                          35,309        -           -           35,309        -
  Contributions receivable (including employer's
    contributions of $18,390)                                          150,331      10,044      29,849       107,828       2,610
  Interest and dividends receivable                                    175,897      11,095     164,003           799        -
  Loan payment receivable                                               24,773        -           -           24,773        -
  Other receivables                                                     34,304        -           -           34,304        -
                                                                  ------------ ----------- -----------  ------------     -------
        Total assets                                                25,083,056   1,328,904   4,329,405    19,420,042       4,705
                                                                  ------------ ----------- -----------  ------------     -------

                             LIABILITIES
                             -----------

LIABILITIES:
  Premiums payable                                                       4,705        -           -             -          4,705
  Other payables                                                        74,558      32,025       4,530        38,003        -
                                                                  ------------ ----------- -----------  ------------     -------
        Total liabilities                                               79,263      32,025       4,530        38,003       4,705
                                                                  ------------ ----------- -----------  ------------     -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                            $ 25,003,793 $ 1,296,879 $ 4,324,875  $ 19,382,039     $  -
                                                                  ============ =========== ===========  ============     =======



                                   The accompanying notes are an integral part of this statement.

                       THE ANGELICA CORPORATION
                       ------------------------

                       RETIREMENT SAVINGS PLAN
                       -----------------------


        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
        ---------------------------------------------------

                          DECEMBER 31, 1993
                          -----------------

                                                                                             Investment Funds
                                                                       -------------------------------------------------------------
                                                                          Company Stock Fund                                Directed
                                                                       -----------------------                 Interest     Purchase
                                                                          Tax        Salary       Mutual        Income      of Life
                                                             Total       Credit     Deferral       Fund          Fund      Insurance
                                                         ------------- ----------  -----------  -----------   ------------ ---------
                    ASSETS
                    ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                       $  1,427,105  $ 312,021  $ 1,115,084  $      -      $       -     $  -
  Massachusetts Capital Development Fund                       470,141       -            -         470,141           -        -
  Washington Mutual Investors Fund                           2,753,463       -            -       2,753,463           -
  General American Life Insurance Company Group
    Annuity Contract                                         5,459,179       -            -            -         5,459,179     -
  IDS Trust Company Collective Income Fund                   3,575,094       -            -            -         3,575,094     -
  LaSalle National Income Plus Fund                          2,918,723       -            -            -         2,918,723     -
  Society National Bank MGD GIC Fund                         4,592,842       -            -            -         4,592,842     -
  Loans to participants                                      1,027,739       -            -            -         1,027,739     -
  Boatmen's Employee Benefit Short-Term Fund                   167,731        388       34,209       20,421        110,214    2,499
                                                          ------------  ---------  -----------  -----------   ------------  -------
                                                            22,392,017    312,409    1,149,293    3,244,025     17,683,791    2,499
OTHER ASSETS:
  Contributions receivable (including employer's
    contributions of $18,263)                                  147,859       -          11,367       23,488        110,020    2,984
  Interest and dividends receivable                            148,468      2,599        9,228      136,080            561     -
  Other receivables                                             43,755       -           1,383         -            42,372     -
                                                          ------------  ---------  -----------  -----------   ------------  -------
    Total assets                                            22,732,099    315,008    1,171,271    3,403,593     17,836,744    5,483
                                                          ------------  ---------  -----------  -----------   ------------  -------

                       LIABILITIES
                       -----------

LIABILITIES:
  Premiums payable                                               5,483       -            -            -              -       5,483
  Other payables                                                83,106       -          26,222       20,058         36,826     -
                                                          ------------  ---------  -----------  -----------   ------------  -------
    Total liabilities                                           88,589       -          26,222       20,058         36,826    5,483
                                                          ------------  ---------  -----------  -----------   ------------  -------

NET ASSETS AVAILABLE FOR PLAN BENEFITS                    $ 22,643,510  $ 315,008  $ 1,145,049  $ 3,383,535   $ 17,799,918  $  -
                                                          ============  =========  ===========  ===========   ============  =======



                                   The accompanying notes are an integral part of this statement.

                         THE ANGELICA CORPORATION
                         ------------------------

                         RETIREMENT SAVINGS PLAN
                         -----------------------

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
      --------------------------------------------------------------

                  FOR THE YEAR ENDED DECEMBER 31, 1994
                  ------------------------------------


                                                                                   Investment Funds
                                                       -----------------------------------------------------------------------
                                                          Company Stock Fund                                          Directed
                                                       -------------------------                     Interest         Purchase
                                                           Tax          Salary          Mutual        Income           of Life
                                        Total             Credit       Deferral          Fund          Fund           Insurance
                                    -------------      ----------    -----------     -----------   ------------       ---------
ADDITIONS:
  Participant contributions         $   2,760,386      $    -        $   193,742     $   634,026   $  1,868,904        $ 63,714
  Employer contributions                  453,908           -             33,455          85,800        334,653            -
  Interest income                       1,203,009           -              1,925           2,814      1,198,270            -
  Dividend income                         285,038           -             40,540         244,498           -               -
  Interfund transfers                        -              -            (53,991)        366,687       (312,696)           -
  Rollovers                               164,719           -             31,881          12,178        120,660            -
  Change in unrealized appreciation
    of investments                       (242,223)          -             (4,181)       (238,042)          -               -
  Net realized loss on sale
    of investments                        (22,330)          -            (18,188)         (4,142)          -               -
  Other receipts                           20,208           -             18,175            (158)         2,191            -
                                    -------------      ---------     -----------     -----------   ------------        --------
      Total additions                   4,622,715           -            243,358       1,103,661      3,211,982          63,714
                                    -------------      ---------     -----------     -----------   ------------        --------

DEDUCTIONS:
  Participant withdrawals               1,883,710           -             91,528         162,321      1,629,861               -
  Life insurance premiums                  63,714           -               -               -              -             63,714
  Transfer to PAYSOP Plan                 315,008        315,008            -               -              -               -
                                    -------------      ---------     -----------     -----------   ------------        --------
      Total deductions                  2,262,432        315,008          91,528         162,321      1,629,861          63,714
                                    -------------      ---------     -----------     -----------   ------------        --------
      Net increase/(decrease)           2,360,283       (315,008)        151,830         941,340      1,582,121            -

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT BEGINNING OF YEAR        22,643,510        315,008       1,145,049       3,383,535     17,799,918            -
                                    -------------      ---------     -----------     -----------   ------------        --------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT END OF YEAR           $ 25,003,793       $    -        $ 1,296,879     $ 4,324,875   $ 19,382,039        $   -
                                    ============       =========     ===========     ===========   ============        ========



                                   The accompanying notes are an integral part of this statement.

                      THE ANGELICA CORPORATION
                      ------------------------

                      RETIREMENT SAVINGS PLAN
                      -----------------------


       NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
       --------------------------------------------------------

                    DECEMBER 31, 1994 AND 1993
                    --------------------------


1.      DESCRIPTION OF PLAN:
        -------------------

The following description of The Angelica Corporation Retirement Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plans provisions may be found in the plan documents.

General
- -------

The Plan, as amended and restated, was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
- -------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of 1/4 of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year; provided that the maximum amount of matching contribution on behalf of any one participant will be $600.

Vesting
- -------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
- --------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1994 and 1993, the Plan had $337,648 and $2,442, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan was made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

     Upon enrollment or reenrollment, each participant shall direct that his or her contributions be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

          Company Stock Fund
            These funds are invested in Angelica Corporation Common Stock.

          Mutual Fund
            This fund is invested in the American Balanced Fund, the Massachusetts Capital Development Fund and the Washington Mutual Investors Fund.

          Interest Income Fund
            This fund is invested in group annuity contracts with General American Life Insurance Company, Hartford Life Insurance Company, LaSalle National Income Plus Fund and Society National Bank MGD GIC Fund.

          Directed Purchase of Life Insurance
            Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to this fund as of October 31, 1989, are allowed to continue contributions in the future.

The number of participants with an account balance in each fund at December 31, 1994, was as follows:

          Company Stock Fund                                                               430
          Mutual Fund                                                                      578
          Interest  Income Fund                                                          1,895
          Directed Purchase of Life Insurance                                              142

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
        -------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3.      INVESTMENTS:
        ------------

The Trustee of the Plan holds the Plans investments and executes transactions therein.

The fair market value of individual assets that represent 5% or more of the Plans net assets as of December 31, 1994 and 1993, is as follows
(in thousands):

     December 31, 1994:
       Angelica Corporation Common Stock                                                       $1,280
       Washington Mutual Investors Fund                                                         3,568
       General American Life Insurance Company Group Annuity Contact                            5,885
       Hartford Life Insurance Company Group Annuity Contract                                   4,558
       LaSalle National Income Plus fund                                                        1,375
       Society National Bank MGD GIC Fund                                                       6,016

     December 31, 1993:
       Angelica Corporation Common Stock                                                       $1,427
       Washington Mutual Investors Fund                                                         2,753
       General American Insurance Company Group Annuity Contract                                5,459
       IDS Trust Company Collective Income Fund                                                 3,575
       LaSalle National Income Plus Fund                                                        2,919
       Society National Bank MGD GIC Fund                                                       4,593

4.      INCOME TAX STATUS:
        ------------------

The Company has received a determination letter dated August 31, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan as amended and as currently operating is in compliance with all applicable provisions of the Internal Revenue Code.

5.      TERMINATION OF THE PLAN:
        ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date. While the Company has no plans to terminate The Angelica Corporation Retirement Savings Plan, the Tax Credit portion of the Company Stock Fund was rolled into a separate plan, The Angelica Corporation Tax Credit Employee Stock Ownership Plan (PAYSOP) and simultaneously terminated. The Company received an IRS determination letter dated May 25, 1994, stating that this termination does not affect the tax exempt status of the Plan.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate for the completion of such distribution.

Upon termination of the Plan, plan assets are not insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue
Service.

                                                            SCHEDULE I




                      THE ANGELICA CORPORATION
                      ------------------------

                      RETIREMENT SAVINGS PLAN
                      -----------------------


      ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
      ----------------------------------------------------------

                        DECEMBER 31, 1994
                        -----------------


CAPTION>
                                                               Number of
                                                               Shares or
                                                               Principal
                                                                Amount          Cost        Fair Value
                                                             -----------    ------------   ------------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                               46,322    $  1,245,898   $  1,279,922
  Boatmen's Employee Benefit Short-Term Fund                 $    27,844          27,843         27,843
                                                                            ------------   ------------
                                                                               1,273,741      1,307,765
                                                                            ------------   ------------
MUTUAL FUND:
  American Balanced Fund                                      13,163.669         160,693        157,964
  Massachusetts Capital Development Fund                      37,904.129         431,670        385,485
  Washington Mutual Investors Fund                           211,848.608       3,579,165      3,567,531
  Boatmen's Employee Benefit Short-Term Fund                 $    24,573          24,573         24,573
                                                                            ------------   ------------
                                                                               4,196,101      4,135,553
                                                                            ------------   ------------
INTEREST INCOME FUND:
  General American Life Insurance Company
    Group Annuity Contract                                   $ 5,884,545       5,884,545      5,884,545
  Hartford Life Insurance Company Group
    Annuity Contract                                         $ 4,558,070       4,558,070      4,558,070
  LaSalle National Income Plus Fund                          $ 1,375,337       1,375,337      1,375,337
  Society National Bank MGD GIC Fund                         $ 6,016,199       6,016,199      6,016,199
  Boatmen's Employee Benefit Short-Term Fund                 $   144,583         144,583        144,583
  Loans to participants, interest ranging
    from 6.5% to 12.0%                                       $ 1,238,295       1,238,295      1,238,295
                                                                            ------------   ------------
                                                                              19,217,029     19,217,029
                                                                            ------------   ------------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's Employee Benefit Short-Term Fund                 $     2,095           2,095          2,095
                                                                            ------------   ------------
      Total investments                                                     $ 24,688,966   $ 24,662,442
                                                                            ============   ============



                 The accompanying notes are an integral part of this schedule.

                                                              SCHEDULE II

                      THE ANGELICA CORPORATION
                      ------------------------

                      RETIREMENT SAVINGS PLAN
                      -----------------------


      ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
      -------------------------------------------------

             FOR THE YEAR ENDED DECEMBER 31, 1994
             ------------------------------------


                                 Purchases                               Sales
                       --------------------------  -------------------------------------------------------
                         Number of     Purchase      Number of                       Cost of        Net
Description of Asset   Transactions      Price     Transactions    Sales Price       Assets         Gain
- --------------------   ------------  ------------  ------------   -------------   ------------     -------
Washington Mutual
  Investors Fund             28      $  1,390,911       19        $    385,831    $    366,953     $18,878

Hartford Life
  Insurance
  Company Group
  Annuity Contract            2         4,528,000       -                 -               -           -

LaSalle National
  Income Plus Fund           12           169,250       11           1,690,511       1,690,511        -

IDS Trust Company
  Collective Income
  Fund                        1            18,475       17           3,745,604       3,745,604        -

Society National
  Bank MGD GIC
  Fund                       12         1,951,038       15             843,076         843,076        -

Boatmen's Employee
  Benefit Short-Term
  Fund                      290        10,480,612      177          10,428,565      10,428,565        -



                  The accompanying notes are an integral part of this schedule.


                                                       Exhibit 23
                                                       of 11-K


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
              -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Retirement Savings Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 24, 1995